UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2020

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)

(8604) 1182209211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2020, the Registrant entered into an agreement with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC to sell a convertible note (the “FirstFire Note”) of the Company, in the form attached herewith, in the aggregate principal amount of $200,000.00. The FirstFire Note has a maturity date of February 13, 2021 and carries 6% annual interest.

The conversion price under the FirstFire Note is 65% multiplied by the market price of the Registrant’s Common Stock representing a discount rate of 35%. The reserved number of shares exercisable upon conversion of the FirstFire Note will be initially 500,000 shares, provided that the holder of the FirstFire Note may not become more than a 4.99% holder of the outstanding shares of Common Stock of the Registrant, all as defined, qualified and more fully described in the agreement and in the FirstFire Note filed herewith, and subject to regulatory approvals.

On February 13, 2020, the Registrant entered into an agreement with BHP Capital NY Inc. to sell one or more convertible notes (each, a “BHP Note”) of the Company, in the form attached herewith, in the aggregate principal amount of $500,000.00. Each BHP Note carries 6% annual interests.

The conversion price under the BHP Notes is 65% multiplied by the market price of the Registrant’s Common Stock representing a discount rate of 35%. The reserved number of shares exercisable upon conversion of each BHP Note will be four times the number of shares that would be issuable upon full conversion of such BHP Note, provided that the holder of the BHP Note may not become more than a 4.99% holder of the outstanding shares of Common Stock of the Registrant, all as defined, qualified and more fully described in the agreement and in the BHP Note filed herewith, and subject to regulatory approvals.

The first BHP Note in a principal amount of $183,750.00 was issued on February 13, 2020, with a maturity date of February 13, 2021.

On February 27, 2020, the Registrant entered into an agreement with Platinum Point Capital LLC. to sell one or more convertible notes (each, a “Platinum Note”) of the Company, in the form attached herewith, in the aggregate principal amount of $550,000.00. Each Platinum Note carries 6% annual interests.

The conversion price under the Platinum Notes is 65% multiplied by the market price of the Registrant’s Common Stock representing a discount rate of 35%. The reserved number of shares exercisable upon conversion of each Platinum Note will be six times the number of shares that would be issuable upon full conversion of such Platinum Note, provided that the holder of the Platinum Note may not become more than a 4.99% holder of the outstanding shares of Common Stock of the Registrant, all as defined, qualified and more fully described in the agreement and in the Platinum Note filed herewith, and subject to regulatory approvals.

The first Platinum Note in a principal amount of $250,000.00 was issued on February 27, 2020, with a maturity date of February 27, 2021.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, the Registrant does not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Securities Purchase Agreement between the Registrant and FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, dated February 13, 2020

2.2	Convertible Promissory Note ($200,000 principal amount), Issue Date February 13, 2020

2.3	Securities Purchase Agreement between the Registrant and BHP Capital NY Inc, dated February 13, 2020

2.4	Form of Convertible Promissory Note to be issued to BHP Capital NY Inc

2.5	Securities Purchase Agreement between the Registrant and Platinum Point Capital LLC, dated February 27, 2020

2.6	Form of Convertible Promissory Note to be issued to Platinum Point Capital LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2020	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

2